UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2006

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale California 94089

(Address of Principal Executive Offices)

(858) 450-9333

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 25, 2006, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Applied Micro Circuits Corporation (“AMCC”), Quasar Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of AMCC (“Merger Sub”), Quake Technologies, Inc., a Delaware corporation (“Quake”), and Daniel Trepanier and The VenGrowth II Investment Fund Inc., as representatives of the stockholders of Quake, AMCC acquired all of the outstanding capital stock of Quake and the Merger Sub merged with and into Quake, with Quake surviving as a wholly-owned subsidiary of AMCC (the “Merger”).

AMCC acquired Quake in exchange for an aggregate consideration of approximately $77.65 million. Pursuant to the Merger Agreement, each holder of Quake Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock received an amount in cash set forth in the Merger Agreement. In addition, each outstanding and vested option to purchase Quake’s common stock as of the closing of the Merger was terminated and converted automatically into the right to receive a portion of the cash payment paid by AMCC at closing. AMCC also assumed each outstanding and unvested stock option to purchase Quake common stock as of the closing, which became options to purchase an aggregate of 1,722,488 shares of AMCC common stock on the same terms as set forth in Quake’s stock option plan, subject to adjustment to the exercise price of each option assumed. In addition, AMCC assumed an estimated $8 million in cash and other receivables of Quake outstanding as of the closing of the Merger.

Pursuant to the Merger Agreement, AMCC deposited $12 million of the cash consideration paid for Quake’s outstanding capital stock and vested stock options into an escrow fund. The amount will be held in escrow for at least one year to secure certain indemnification and other payment obligations of Quake to AMCC under the terms of the Merger Agreement. Any amount held in the escrow account that is not subject to unresolved claims as of August 25, 2007 will be distributed to the former holders of Quake capital stock and vested options as of the closing of the Merger.

AMCC issued a press release announcing the closing of the Merger on August 25, 2006, which press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The foregoing description of the Merger Agreement does not purport to be a complete statement of the parties’ rights under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to AMCC’s Current Report on Form 8-K dated August 3, 2006, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of August 2, 2006 by and among Applied Micro Circuits Corporation, Quasar Acquisition Corporation, Quake Technologies, Inc., Daniel Trepanier and The VenGrowth II Investment Fund Inc. (previously filed with the Securities and Exchange Commission on August 3, 2006 as an exhibit to the Registrant’s Current Report on Form 8-K, and incorporated herein by reference).

99.1	Press Release issued by the Registrant on August 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2006	APPLIED MICRO CIRCUITS CORPORATION

	By:	/s/ Cynthia J. Moreland
	Name:	Cynthia J. Moreland
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of August 2, 2006 by and among Applied Micro Circuits Corporation, Quasar Acquisition Corporation, Quake Technologies, Inc., Daniel Trepanier and The VenGrowth II Investment Fund Inc. (previously filed with the Securities and Exchange Commission on August 3, 2006 as an exhibit to the Registrant’s Current Report on Form 8-K, and incorporated herein by reference).

99.1	Press Release issued by the Registrant on August 25, 2006.